Report of Purchase of Securities Pursuant to Rule 10f-3

Accessor Funds, Inc.

Accessor Small to Mid Cap Fund

12 Months Ended December 31, 2002

1.

Issuer: Traveler’s Property & Casualty

2.

Date of Purchase: Trade Date: 3/21/02 Settlement Date: 3/25/02

3.

Shares: 52,600

4.

Purchase Price: $18.50

5.

Concession: $0.463

6.

Underwriter from whom purchased: Salomon Smith Barney

7.

Affiliated Underwriter participating in the syndicate: Dresden Kleinworth Benson, Uni Credit Banca Mobilare SPA, and Williams Capital Group.

8.

Members of the underwriting syndicate: See the attached Exihibit A

The requirements of Rule 10f-3 as set forth in the "Procedures Pursuant to Rule 10f-3" in the Accessor Funds, Inc. Compliance and Procedures Manual have been met with respect to purchase identified above.

/s/ Nicole Giambro

Nicole Giambro

Associate

SSgA Compliance and Risk Management

/s/ Karen Clark

Karen Clark

Principal

SSgA Compliance and Risk Management

Exhibit A

Members of the underwriting syndiacte:

Goldman Sachs / Prudential

Credit Suisse First Boston

Deutsche Banc

Lehman Brothers

Merrill Lynch

Morgan Stanley

Salomon Smith Barney

Williams Capital Group

Bank of America Securities LLC

Bear Sterns

Blaylock

Wachovia

Ramirez

UBS

End of Filing